Exhibit 99.2
REGISTRATION RIGHTS AGREEMENT
     THIS REGISTRATION RIGHTS AGREEMENT (the “Agreement”) is entered into as of April 25, 2008, between Maxim TEP, Inc., a Texas corporation (the “Company”) and Maxim TEP Limited, a public company limited by shares registered in England under number 5685588 (the “Holder”).
WITNESSETH:
     WHEREAS, as part of the consideration for the forgiveness of debt owed by the Company to the Holder, the Company has issued to the Holder 21,700,000 shares (the “Shares”) of the common stock, par value $0.00001 per share, of the Company (the “Common Stock”);
     WHEREAS, the Company has agreed to grant Holder certain registration rights in connection with the Shares (the “Registration Rights”), so that such Common Stock will have the benefits of such registration rights and enhanced liquidity as a result; and
     WHEREAS, the Company believes its issuance of the Shares and entry into this Agreement will be beneficial to the Company;
     NOW, THEREFORE, for and in consideration of the premises and the mutual covenants hereinafter set forth, and for other good and valuable consideration, the parties hereby agree as follows:
ARTICLE I.
REGISTRABLE STOCK
     Section 1.1 Registrable Securities. For purposes of this Agreement, “Registrable Securities” means the Shares and all shares of the Common Stock now or hereafter owned and held by Holder or a permitted transferee of a Holder (collectively, the “Holders”). Shares cease to be “Registrable Securities” when they may be sold pursuant to Rule 144(k) pursuant to the Securities Act of 1933, as amended (the “Securities Act”).
ARTICLE II.
PIGGYBACK REGISTRATIONS
     Section 2.1 Right to Piggyback. If the Company proposes to register any of its securities under the Securities Act (other than pursuant to a registration solely in connection with an employee benefit or stock ownership plan) and the registration form to be used may be used for the registration of the sale of Registrable Securities (a “Piggyback Registration”), the Company will give prompt written notice to the Holders of Registrable Securities of its intention to effect such a registration (each a “Piggyback Notice”). Subject to Sections 2.2 and 2.3, the Company will include in such registration all shares of Registrable Securities that the Holders request the Company to include in such registration by written notice given to the Company within 15 days after the date of the Company’s notice. The Company shall have the right to terminate or withdraw any Piggyback Registration initiated by it under this Section 2.1 before the effective date of such Piggyback Registration, whether or not any Holder has elected to

Registration Rights Agreement

include Registrable Securities in such Piggyback Registration. The Registration Expenses (as defined in Section 4.1) for such withdrawn Piggyback Registration shall be borne by the Company in accordance with Section 4.2. The Holders shall not be entitled to request the inclusion of their Registrable Securities in more than three Piggyback Registrations.
     Section 2.2 Priority on Primary Registrations. If a Piggyback Registration relates to an underwritten public offering of securities by the Company and the managing underwriter(s) advise the Company that in their opinion the number of securities requested to be included in such registration exceeds the number that can be sold in an orderly manner in such offering within a price range acceptable to the Company, the Company will include in such registration only that number of securities which the managing underwriter(s) in their sole discretion determine will not jeopardize the success of the offering, based on the following order of priority: (i) first, the securities proposed to be sold by the Company; (ii) second, the Registrable Securities that the managing underwriter(s) determines to include in such registration, pro rata among the Holders based on their respective ownership of Registrable Securities; and (iii) third, other securities that the managing underwriter(s) determine to include in such registration, pro rata among the holders of such other securities based on their respective ownership of such other securities.
     Section 2.3 Priority on Secondary Registrations. If a Piggyback Registration relates to an underwritten public offering of securities by holders of the Company’s securities and the managing underwriter(s) advise the Company that in their opinion the number of securities requested to be included in such registration exceeds the number that can be sold in an orderly manner in such offering within a price range acceptable to the holders initially requesting such registration, the Company will include in such registration only that number of securities which the managing underwriter(s) in their sole discretion determine will not jeopardize the success of the offering, based on the following order of priority: (i) first, the securities requested to be included therein by the holders requesting such registration; (ii) second, the Registrable Securities that the managing underwriter(s) determines to include in such registration, pro rata among the Holders based on their respective ownership of Registrable Securities; and (iii) third, other securities that the managing underwriter(s) determine to include in such registration, pro rata among the holders of such other securities based on their respective ownership of such other securities.
ARTICLE III.
REGISTRATION PROCEDURES
     Section 3.1 Registration Procedures. Whenever the Holders of Registrable Securities have requested that the sale of any Registrable Securities be registered pursuant to this Agreement, the Company will use its best efforts consistent with this Agreement and legal requirements to effect the registration and the sale of such Registrable Securities in accordance with the intended method of distribution thereof and will:
          (a) At least 15 days prior to filing with the Securities and Exchange Commission (the “Commission”) a registration statement or prospectus or any amendments or supplements thereto with respect to such Registrable Securities, the Company will furnish to the selling shareholders’ counsel selected by the Holders of a

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majority of the Registrable Securities covered by such registration statement copies of all such documents proposed to be filed, which documents will be subject to the review of such counsel;
          (b) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for the earlier of: (i) such time as all such Registrable Securities covered by the registration statement have been sold or (ii) a period of six months after the effective date of the registration statement covering such Registrable Securities, and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement during such period in accordance with the intended methods of distribution by the Holders thereof set forth in such registration statement;
          (c) furnish to each Holder such number of copies of such registration statement, each amendment and supplement thereto, the prospectus included in such registration statement (including each preliminary prospectus) and such other documents as such Holder may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such Holder;
          (d) use its commercially reasonable efforts to register or qualify such Registrable Securities under such other securities or blue sky laws of such jurisdictions as any Holder reasonably requests and do any and all other acts and things which may be reasonably necessary or advisable to enable such Holder to consummate the disposition in such jurisdictions of the Registrable Securities owned by such Holder, provided that the Company will not be required (i) to qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this paragraph, (ii) to subject itself to taxation in any such jurisdiction, (iii) to consent to general service of process in any such jurisdiction or (iv) to provide any material undertaking or make any changes in its Bylaws or Articles of Incorporation that the Board of Directors of the Company determines to be contrary to the best interest of the company or to modify any of its contractual relationships then existing;
          (e) notify each Holder of such Registrable Securities, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such registration statement contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading, and, at the request of any such Holder, the Company will prepare a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus will not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading;
          (f) use its commercially reasonable efforts to cause all such Registrable Securities to be listed on each securities exchange on which similar securities issued by the Company are then listed and to be qualified for trading on each system on which similar securities issued by the Company are from time to time qualified;

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          (g) provide a transfer agent and registrar for all such Registrable Securities not later than the effective date of such registration statement and thereafter maintain such a transfer agent and registrar so long as the registration statement(s) related to such Registrable Securities are outstanding;
          (h) enter into such customary agreements not inconsistent with this Agreement (including underwriting agreements in customary form) and take all such other actions as the Holders of a majority of the shares of Registrable Securities being sold or the underwriters, if any, reasonably request in order to expedite or facilitate the disposition of such Registrable Securities;
          (i) subject to the execution of confidentiality agreements in form and substance reasonably satisfactory to the Company, make available for inspection by any underwriter participating in any disposition pursuant to such registration statement and any attorney, accountant or other agent retained by any such underwriter, all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company’s officers, directors, employees and independent accountants to supply all information reasonably requested by any such underwriter, attorney, accountant or agent in connection with such registration statement;
          (j) otherwise comply with all applicable rules and regulations of the Commission, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve months beginning with the first day of the Company’s first full calendar quarter after the effective date of the registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder;
          (k) in the event of the issuance of any stop order suspending the effectiveness of a registration statement, or of any order suspending or preventing the use of any related prospectus or suspending the qualification of any Registrable Securities included in such registration statement for sale in any jurisdiction, the Company will use its commercially reasonable efforts promptly to obtain the withdrawal of such order.
If any such registration or comparable statement refers to any Holder by name or otherwise as the holder of any securities of the Company and if, in its reasonable judgment, such Holder is or might be deemed to be a controlling person of the Company, such Holder shall have the right to require (a) the inclusion in such registration statement of language, in form and substance reasonably satisfactory to such Holder, to the effect that the holding of such securities by such Holder is not to be construed as a recommendation by such Holder of the investment quality of the Company’s securities covered thereby and that such holding does not imply that such Holder will assist in meeting any future financial requirements of the Company, or (b) in the event that such reference to such Holder by name or otherwise is not required by the Securities Act or any similar federal statute then in force, the deletion of the reference to such Holder.

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ARTICLE IV.
REGISTRATION EXPENSES
     Section 4.1 Definition. The term “Registration Expenses” means all expenses incident to the Company’s performance of or compliance with this Agreement, including without limitation all registration and filing fees, fees and expenses of compliance with securities or blue sky laws, printing expenses, messenger and delivery expenses, fees and expenses of attorneys, accountants and other experts, and fees and expenses of underwriters and their attorneys and experts, other than underwriters’ discounts and commissions which shall be deducted from the proceeds of the offering payable by the Holders of Registrable Securities.
     Section 4.2 Payment. The Company shall pay the Registration Expenses in connection with any and all Piggyback Registrations. In connection with each Piggyback Registration, the Company will reimburse the Holders of Registrable Securities covered by such registration for the reasonable fees and disbursements of one nationally recognized counsel chosen by the Holders of at least 50% of such Registrable Securities.
ARTICLE V.
INDEMNIFICATION
     Section 5.1 Indemnification by the Company. The Company agrees to indemnify, to the extent permitted by law, each Holder, the officers, directors, partners, members, managers, stockholders, agents and employees of each of them, and each Person who controls such Holder (within the meaning of the Securities Act) and the officers, directors, partners, members, managers, stockholders, agents and employees of each such controlling Person, against all losses, claims, damages, liabilities and expenses, costs (including, without limitation, costs of preparation and reasonable attorneys’ fees and any legal or other fees or expenses incurred by such party in connection with any investigation or proceeding), judgments, fines, penalties, charges and amounts paid in settlement (collectively, “Losses”), as incurred, caused by any untrue statement of material fact contained in any registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or any omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Company of the Securities Act or any rule or regulation thereunder applicable to the Company and relating to action or inaction required of the Company in connection with any such registration, qualification, or compliance, and will reimburse each such Holder, each of its officers, directors, partners, members, managers, stockholders, agents and employees and each Person controlling such Holder, for any legal and any other expenses reasonably incurred in connection with investigating and defending or settling any such claim, loss, damage, liability, or action, except insofar as the same are caused by or contained in any information furnished to the Company by such Holder; provided, however, that the Company shall not be required to indemnify any Person for any Losses caused by any untrue statement of material fact contained in any registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or any omission of a material fact required to be stated therein or necessary to make the statements therein not misleading to the extent, but only to the extent, that (i) such untrue statements or omissions are based solely upon information regarding such Holder furnished to the Company by such Holder, or to the extent that such information relates to such Holder or such Holder’s proposed method of distribution of Registrable Securities

5	Registration Rights Agreement

and was reviewed and approved by such Holder for use in such registration statement, such prospectus or such form of prospectus or in any amendment or supplement thereto or (ii) such Person uses an outdated or defective prospectus after the Company has notified such Person that the prospectus is outdated or defective. In connection with an underwritten offering, the Company will indemnify such underwriters, their officers and directors and each Person who controls such underwriters (within the meaning of the Securities Act) to the same extent as provided above with respect to the indemnification of the Holders of Registrable Securities.
     Section 5.2 Indemnification by Holders. In connection with any registration statement in which a Holder is participating, each such Holder will furnish to the Company in writing such information and affidavits as the Company reasonably requests for use in connection with any such registration statement and related prospectus and, to the extent permitted by law, will indemnify, severally and not jointly, the Company, its officers, directors, partners, members, managers, stockholders, agents and employees of each of them, and the officers, directors, partners, members, managers, stockholders, agents and employees of each such controlling Person against any Losses resulting from any untrue statement of material fact contained in the registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or any omission of a material fact required to be stated therein or necessary to make the statements therein not misleading and will reimburse the Company and such directors, officers, partners, members, managers, stockholders, employees, agents, Persons, or control Persons for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability, or action, in each case to the extent, but only to the extent, that such untrue statement or omission is contained or should have been contained in any information or affidavit so furnished by such Holder for use in such registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto; provided, that the obligation to indemnify will be individual to each Holder and will be limited to the amount of net proceeds received by such Holder from the sale of Registrable Securities pursuant to such registration statement. In connection with an underwritten offering, each participating Holder will indemnify such underwriters, their officers and directors and each Person who controls such underwriters (within the meaning of the Securities Act) to the same extent as provided above with respect to the indemnification of the Company.
     Section 5.3 Notice; Defense of Claims. Any Person entitled to indemnification hereunder will (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification and (ii) unless in such indemnified party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party will not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent will not be unreasonably withheld).  An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim will not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim.

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     Section 5.4 Survival; Contribution. The indemnification provided for under this Agreement will remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling Person of such indemnified party and will survive the transfer of securities. Subject to the limitations and conditions of this Article V, the Company also agrees to make such provisions as are reasonably requested by any indemnified party for contribution to such party in the event the Company’s indemnification provided herein is unavailable for any reason.
     Section 5.5 Underwriting Agreement. To the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with an underwritten public offering are in conflict with the provisions of this Article V, the provisions contained in the underwriting agreement shall control.
ARTICLE VI.
PARTICIPATION IN UNDERWRITTEN REGISTRATIONS
     Section 6.1 Acceptance of Underwriting. No Person may participate in any registration hereunder that is underwritten unless such holder (i) agrees to sell such Holder’s securities on the basis provided in any underwriting arrangements approved by the Holders entitled hereunder to approve such arrangements and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements; provided, that no Holder included in any underwritten registration shall be required to make any representations or warranties to the Company or the underwriters other than representations and warranties regarding such Holder as are reasonably required by the underwriters.
     Section 6.2 “Market Stand-Off” Agreement. Each Holder agrees that, during the period of (a) 180 days following the date of the first sale to the public pursuant to the initial public offering registration statement or (b) 90 days following the date of the first sale to the public pursuant to any subsequent registration statement, it, he or she shall not, to the extent requested by the managing underwriter or underwriters of such offering, directly or indirectly sell, offer to sell, contract to sell (including, without limitation, any short sale), grant any option to purchase or otherwise transfer or dispose of (other than to donees who agree to be similarly bound) any securities of the Company held by it or him at any time during such period, except Registrable Securities included in such registration. Any release by the Company or an underwriter of any party from the above restrictions shall have no effect unless each Holder is released from such restrictions to the same extent. In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to the Registrable Securities or other securities of the Company held by each Holder until the end of such period. Notwithstanding the foregoing, the obligations described in this Section 6.2 shall not apply to a registration unless all officers and directors of the Company have entered into and are bound by substantially similar agreements, and shall not apply to a registration relating solely to employee benefit plans on Form S-1 or Form S-8 or similar forms that may be promulgated in the future, or a registration relating solely to a transaction pursuant to Rule 145 under the Securities Act.

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ARTICLE VII.
REPORTING REQUIREMENTS UNDER EXCHANGE ACT
     Section 7.1 Reporting. When it is first legally required to do so, the Company shall register its Common Stock under section 12 of the Exchange Act and shall keep effective such registration and shall timely file such information, documents and reports for so long as the Commission may require or prescribe under Section 13 of the Exchange Act. From and after the effective date of the first registration statement filed by the Company under the Securities Act, the Company shall (whether or not it shall then be required to do so) timely file such information, documents and reports which a corporation, partnership or other entity (whichever is applicable) subject to Section 13 or 15(d) of the Exchange Act is required to file. Immediately upon becoming subject to the reporting requirements of either Section 13 or 15(d) of the Exchange Act, the Company shall forthwith upon request furnish any Holder (i) a written statement by the Company that it has complied with such reporting requirements, (ii) a copy of the most recent annual or quarterly report of the Company, and (iii) such other reports and documents filed by the Company with the Commission as such Holder may reasonably request in availing itself of an exemption for the sale of Registrable Securities without registration under the Securities Act. The Company acknowledges and agrees that the purposes of the requirements contained in this Article VIII are (a) to enable any such Holder to comply with the current public information requirement contained in paragraph (c) of Rule 144 under the Securities Act should such Holder ever wish to dispose of any of the securities of the Company acquired by it without registration in reliance upon Rule 144 under the Securities Act (or any other similar exemptive provision) and (b) to qualify the Company for the use of registration statements on Form S-3. In addition, so long as the Company is subject to Section 13 or 15(d) of the Exchange Act, the Company shall take such other measures and file such other information, documents and reports, as shall hereafter be required by the Commission as a condition to the availability of Rule 144 under the Securities Act (or any similar exemptive provision hereafter in effect) and the use of Form S-3. The Company also covenants to use its commercially reasonable efforts, to the extent that it is reasonably within its power to do so, to qualify for the use of Form S-3.
ARTICLE VIII.
MISCELLANEOUS
     Section 8.1 No Inconsistent Agreements. The Company will not hereafter enter into any agreement with respect to its securities that is inconsistent with or violates the rights granted to the Holders in this Agreement.
     Section 8.2 Adjustments Affecting Units. The Company will not take any action, or permit any change to occur, with respect to its securities for the purpose of (i) materially and adversely affecting the ability of the Holders to include Registrable Securities in a registration undertaken pursuant to this Agreement or (ii) materially and adversely affecting the marketability of such Registrable Securities in any such registration (including, without limitation, effecting a stock split or a combination of stock); provided that this Section 8.2 shall not apply to actions or changes with respect to the Company’s business, earnings or revenues in which the effect of such actions or changes on the Registrable Securities is merely incidental.

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     Section 8.3 Notices. All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement will be in writing and will be deemed to have been given when delivered personally or by overnight delivery service with signature proof of delivery, or five days after having been mailed by certified or registered mail, return receipt requested and postage prepaid, to the recipient. Such notices, demands and other communications shall be sent to the Company, to the address of the Company’s principal office, Attn.: Chief Executive Officer, or to the Holders, to their most recent addresses as set forth in the books and records of the Company or to such other address or to the attention of such other Person as the recipient party has specified by prior written notice to the sending party. Delivery by facsimile or electronic mail shall not be deemed to be adequate notice hereunder.
     Section 8.4 Remedies. Any person having rights under any provision of this Agreement will be entitled to enforce such rights specifically to recover damages caused by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law. The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that any party may in its sole discretion apply to any court of law or equity of competent jurisdiction (without posting any bond or other security) for specific performance and for other injunctive relief in order to enforce or prevent violation of the provisions of this Agreement.
     Section 8.5 Amendments and Waivers. Except as otherwise provided herein, no amendment, modification, termination or cancellation of this Agreement shall be effective unless made in writing signed by the Company and the Holders of at least 66⅔% of the then outstanding shares of Registrable Securities.
     Section 8.6 Successors and Assigns. The Holder may assign all or any portion of its rights under this Agreement to any affiliate, partner, member or shareholder of such Holder or to any Person to whom such Holder transfers at least 5% of the Registrable Securities then held by such Holder. Subject to the foregoing, the rights of the parties under this Agreement shall inure to the benefit of, and this Agreement shall be binding upon, the successors and assigns of the parties hereto.
     Section 8.7 Severability. If any provision of this Agreement shall be held to be illegal, invalid or unenforceable under any applicable law, then such contravention or invalidity shall not invalidate the entire Agreement. Such provision shall be deemed to be modified to the extent necessary to render it legal, valid and enforceable, and if no such modification shall render it legal, valid and enforceable, then this Agreement shall be construed as if not containing the provision held to be invalid, and the rights and obligations of the parties shall be construed and enforced accordingly.
     Section 8.8 Entire Agreement. This Agreement, those documents expressly referred to herein, and the other documents of even date herewith embody the complete agreement and understanding among the parties and supersede and preempt any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

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     Section 8.9 Headings. The headings of this Agreement are for convenience only and do not constitute a part of this Agreement.
     Section 8.10 Governing Law. The construction, validity and interpretation of this Agreement will be governed by and construed in accordance with the domestic laws of England, without giving effect to any choice of law or conflict of law provision or rule (whether of England or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than England.
     Section 8.11 Further Assurances. Each party to this Agreement hereby covenants and agrees, without the necessity of any further consideration, to execute and deliver any and all such further documents and take any and all such other actions as may be necessary or appropriate to carry out the intent and purposes of this Agreement and to consummate the transactions contemplated hereby.
     Section 8.12 Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, with the same effect as if all parties had signed the same document. All such counterparts shall be deemed an original, shall be construed together and shall constitute one and the same instrument.
     Section 8.13 Termination. This Agreement shall terminate as to any Holder, when all Registrable Interests held by such Holder are (a) sold or disposed of, or (b) on the third anniversary of the date hereof.
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     IN WITNESS WHEREOF, the parties hereto have executed this Registration Rights Agreement as of the date first written above.

COMPANY: MAXIM TEP, INC.
By:	W. Marvin Watson
	Name:	W. Marvin Watson
	Title:	President

SIGNATURE PAGE TO THE
REGISTRATION RIGHTS AGREEMENT

HOLDER: MAXIM TEP LIMITED
By:	/s/ Michael Choi
	Name:	Michael Choi
	Title:	Director

SIGNATURE PAGE TO THE
REGISTRATION RIGHTS AGREEMENT